Exhibit (j)(2)
February 20, 2008
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:	Principal Investors Fund, Inc. File No. 33-59474
I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/Adam U. Shaikh
Adam U. Shaikh
Assistant Counsel